Exhibit 16.1

November 20, 2017

Securities and Exchange Commission

Washington, D.C. 20549

Commissioners:

We have read Flotek Industries, Inc.’s statements included under Item 4.01 of its Form 8-K filed on November 20, 2017 and we agree with such statements concerning our firm.

/s/ Hein & Associates LLP

Hein & Associates LLP
Houston, Texas